CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 19 to Registration Statement No. 2-91103 of Morgan Stanley Dean Witter California Tax-Free Income Fund on Form N-1A of our report dated February 8, 2001, appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
February 27, 2001